Exhibit 10.1

______________________________

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.

______________________________

Dated as of April 29, 1998

TABLE OF CONTENTS

PAGE
ARTICLE I
DEFINED TERMS
ARTICLE II
ORGANIZATIONAL MATTERS

Section 2.1	ORGANIZATION	15
Section 2.2	NAME	15
Section 2.3	REGISTERED OFFICE AND AGENT; PRINCIPAL OFFICE	15
Section 2.4	TERM	16
ARTICLE III
PURPOSE

Section 3.1	PURPOSE AND BUSINESS	16
Section 3.2	POWERS	16
ARTICLE IV
CAPITAL CONTRIBUTIONS AND ISSUANCES OF PARTNERSHIP INTERESTS
ARTICLE V
DISTRIBUTIONS

Section 5.1	REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS	18
Section 5.2	AMOUNTS WITHHELD	20
Section 5.3	DISTRIBUTIONS UPON LIQUIDATION	20
Section 5.4	REVISIONS TO REFLECT ISSUANCE OF PARTNERSHIP INTERESTS	20
ARTICLE VI
ALLOCATIONS

Section 6.1	ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES	21
Section 6.2	REVISIONS TO ALLOCATIONS TO REFLECT ISSUANCE OF PARTNERSHIP INTERESTS	21

ARTICLE VII
MANAGEMENT AND OPERATIONS OF BUSINESS
ARTICLE VIII
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1	LIMITATION OF LIABILITY	32
Section 8.2	MANAGEMENT OF BUSINESS	32
Section 8.3	OUTSIDE ACTIVITIES OF LIMITED PARTNERS	32
Section 8.4	RETURN OF CAPITAL	32
Section 8.5	RIGHTS OF LIMITED PARTNERS RELATING TO THE PARTNERSHIP	32
Section 8.6	REDEMPTION RIGHT	33
ARTICLE IX
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1	RECORDS AND ACCOUNTING	35
Section 9.2	FISCAL YEAR	35
Section 9.3	REPORTS	35
ARTICLE X
TAX MATTERS

Section 10.1	PREPARATION OF TAX RETURNS	36
Section 10.2	TAX ELECTIONS	36
Section 10.3	TAX MATTERS PARTNER	36
Section 10.4	ORGANIZATIONAL EXPENSES	37
Section 10.5	WITHHOLDING	37

ARTICLE XI
TRANSFERS AND WITHDRAWALS
ARTICLE XII
ADMISSION OF PARTNERS

Section 12.1	ADMISSION OF A SUCCESSOR GENERAL PARTNER	42
Section 12.2	ADMISSION OF ADDITIONAL LIMITED PARTNERS	42
Section 12.3	AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP	43
ARTICLE XIII
DISSOLUTION AND LIQUIDATION
ARTICLE XIV
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

Section 14.1	AMENDMENTS	46
Section 14.2	MEETINGS OF THE PARTNERS	47

ARTICLE XV
GENERAL PROVISIONS

EXHIBIT A
PARTNERS AND PARTNERSHIP INTERESTS

EXHIBIT B
CAPITAL ACCOUNT MAINTENANCE

EXHIBIT C
SPECIAL ALLOCATION RULES

EXHIBIT D
NOTICE OF REDEMPTION

EXHIBIT E
VALUE OF CONTRIBUTED PROPERTY

AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of April 29, 1998, is entered into by and among LaSalle Hotel Properties, a Maryland real estate investment trust, as the General Partner, and the Persons whose names are set forth on Exhibit A hereto as Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.
WHEREAS, the Partnership was formed as a limited partnership on January 13, 1998 under the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.
NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restated this agreement as follows:
ARTICLE I
DEFINED TERMS
The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
"Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.
"Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 hereof and who is shown as such on the books and records of the Partnership.
"Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-l(b)(2) (ii)(d)(4), 1.704-l(b) (2)(ii)(d)(5) and 1.704-l(b)(2)(ii) (d) (6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.
"Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.
"Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Exhibit B.
"Adjustment Date" has the meaning set forth in Section 4.2.B.
"Advisor" means LaSalle Hotel Advisors, Inc., a Maryland corporation, as Advisor to the General Partner pursuant to the Advisory Agreement.
"Advisory Agreement" means the Agreement dated April 23, 1998 between the Advisor and the General Partner.
"Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests or (iv) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (i), (ii), and (iii) above. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
"Agreed Value" means (i) in the case of any Contributed Property contributed to the Partnership as part of or in connection with the Consolidation, the amount set forth on Exhibit E as the Agreed Value of such Property; (ii) in the case of any other Contributed Property, the 704(c) Value of such property as of the time of its contribution to the Partnership, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and (iii) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the regulations thereunder.
"Agreement" means this Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.
"Assignee" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.
"Available Cash" means, with respect to any period for which such calculation is being made:

(a)
all cash revenues and funds received by the Partnership from whatever source (excluding the proceeds of any Capital Contribution) plus the amount of any reduction (including, without limitation, a reduction resulting because the General Partner determines such amounts are no longer necessary) in reserves of the Partnership, which reserves are referred to in clause (b)(iv) below;

(b)	less the sum of the following (except to the extent made with the proceeds of any Capital Contribution):

(i)	all interest, principal and other debt payments made during such period by the Partnership,

(ii)	all cash expenditures (including capital expenditures) made by the Partnership during such period,

(iii)	investments in any entity (including loans made thereto) to the extent that such investments are permitted under this Agreement and are not otherwise described in clauses (b)(i) or (ii), and

(iv)	the amount of any increase in reserves established during such period which the General Partner determines is necessary or appropriate in its sole and absolute discretion.
Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the partnership.
"Book-Tax Disparities" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.
"Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
"Capital Account" means the Capital Account maintained for a Partner pursuant to Exhibit B.
"Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section 4.1 or 4.2.
"Carrying Value" means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Partners' Capital Accounts and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B, and to reflect changes, additions (including capital improvements thereto) or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.
"Cash Amount" means an amount of cash equal to the Value on the Valuation Date of the Shares Amount.
"Certificate" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.
"Class A" has the meaning set forth in Section 5.1.C.
"Class A Share" has the meaning set forth in Section 5.1.C.
"Class A Unit" means any Partnership Unit that is not specifically designated by the General Partner as being of another specified class of Partnership Units.
"Class B" has the meaning set forth in Section 5.1.C.
"Class B Share" has the meaning set forth in Section 5.1.C.
"Class B Unit" means a Partnership Unit that is specifically designated by the General Partner as being a Class B Unit.
"Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.
"Consent" means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2.
"Consent of the Outside Limited Partners" means the Consent of Limited Partners (excluding for this purpose any Limited Partnership Interests held by the General Partner, or any other Person of which the General Partner owns or controls more than fifty percent (50%) of the voting interests and any Person directly or indirectly owning or controlling more than fifty percent (50%) of the outstanding voting interests of the General Partner) holding Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interest of all Limited Partners who are not excluded for the purposes hereof.

"Consolidation" means (i) the transactions whereby the Partnership will acquire interests in certain hotel properties owned by the Target Entities by way of merger or exchange of a Target Entity's interest for Operating Partnership Units.
"Contributed Property" means each property or other asset contributed to the Partnership, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B, such property shall no longer constitute a Contributed Property for purposes of Exhibit B, but shall be deemed an Adjusted Property for such purposes.
"Conversion Factor" means 1.0; provided that, if the General Partner (i) declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares, (ii) subdivides its outstanding Shares or (iii) combines its outstanding Shares into a smaller number of Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time) and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination; and provided further that if an entity shall cease to be the General Partner (the "Predecessor General Partner") and another entity shall become the General Partner (the "Successor General Partner"), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which is the Value of one Share of the Predecessor General Partner, determined as of the date when the Successor General Partner becomes the general partner of the Partnership, and the denominator of which is the Value of one Share of the Successor General Partner, determined as of that same date. (For purposes of the second proviso in the preceding sentence, if any shareholders of the Predecessor General Partner will receive consideration in connection with the transaction in which the Successor General Partner becomes the General Partner, the numerator in the fraction described above for determining the adjustment to the Conversion Factor (that is, the Value of one Share of the Predecessor General Partner) shall be the sum of the greatest amount of cash and the fair market value (as determined in good faith by the General Partner) of any securities and other consideration that the holder of one Share in the Predecessor General Partner could have received in such transaction (determined without regard to any provisions governing fractional shares).) Any adjustment to the Conversion Factor shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event giving rise thereto, it being intended that (x) adjustments to the Conversion Factor are to be made to avoid unintended dilution or anti-dilution as a result of transactions in which Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of Partnership Units and (y) if a Specified Redemption Date shall fall between the record date and the effective date of any event of the type described above, that the Conversion Factor applicable to such redemption shall be adjusted to take into account such event.
"Convertible Funding Debt" has the meaning set forth in Section 7.5.F.
"Debt" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (iv) obligations of such Person incurred in connection with entering into a lease which, in accordance with generally accepted accounting principles, should be capitalized.
"Declaration of Trust" means the Declaration of Trust of LaSalle Hotel Properties filed in the State of Maryland on January 15, 1998, as amended or restated from time to time.

"Deemed Partnership Interest Value" means, as of any date with respect to any class of Partnership Interests, the Deemed Value of the Partnership Interest of such class multiplied by the applicable Partner's Percentage Interest of such class.
"Deemed Value of the Partnership Interest" means, as of any date with respect to any class of Partnership Interests, (a) if the common shares of beneficial interest (or other comparable equity interests) of the General Partner are Publicly Traded (i) the total number of shares of beneficial interest (or other comparable equity interest) of the General Partner corresponding to such class of Partnership Interest (as provided for in Section 4.2.B) issued and outstanding as of the close of business on such date (excluding any treasury shares) multiplied by the Value of a share of such beneficial interest (or other comparable equity interest) on such date divided by (ii) the Percentage Interest of the General Partner in such class of Partnership Interests on such date, and (b) otherwise, the aggregate Value of such class of Partnership Interests determined as set forth in the fourth and fifth sentences of the definition of Value.
"Depreciation" means, for each fiscal year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.
"Distribution Period" has the meaning set forth in Section 5.1.C.
"Effective Date" means the date of the closing of the Consolidation.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.
"ERISA Plan" means an "employee benefit plan" as that term is defined in 29 U.S.C. Section 1002(3), and which is not exempt from regulation under ERISA by virtue of 29 U.S.C. Section 1003(b).
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Funding Debt" means the incurrence of any Debt by or on behalf of the General Partner Entity for the purpose of providing funds to the Partnership.
"General Partner" means LaSalle Hotel Properties or its successor as general partner.
"General Partnership Interest" means a Partnership Interest held by a General Partner that is a general partnership interest. A General Partnership Interest may be expressed as a number of Partnership Units.
"IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.
"Immediate Family" means, with respect to any natural Person, such natural Person's spouse, parents, descendants, nephews, nieces, brothers, and sisters.
"Incapacity" or "Incapacitated" means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her Person or estate, (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (iii) as to any partnership or limited liability company which is a Partner, the dissolution and commencement of winding up of the partnership or limited liability company, (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership, (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee) or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a)

the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver of liquidator has not been vacated or stayed within ninety (90) days of such appointment or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.
"Indemnitee" means (i) any Person made a party to a proceeding by reason of its status as (A) the General Partner, (B) a Limited Partner, or (C) a trustee, director or officer of the Partnership, or the General Partner and (ii) such other Persons (including Affiliates of the General Partner, a Limited Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.
"Limited Partner" means the General Partner, in its capacity as a Limited Partner in the Partnership, or any Person named as a Limited Partner in Exhibit A, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.
"Limited Partnership Interest" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be expressed as a number of Partnership Units.
"Liquidating Event" has the meaning set forth in Section 13.1.
"Liquidator" has the meaning set forth in Section 13.2.A.
"Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Exhibit B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.
"Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Exhibit B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.
"New Securities" means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase shares of beneficial interest (or other comparable equity interest) of the General Partner, excluding grants under any Share Option Plan, or (ii) any Debt issued by the General Partner that provides any of the rights described in clause (i).
"Nonrecourse Built-in Gain" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.
"Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).
"Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-l(a)(2).
"Notice of Redemption" means a Notice of Redemption substantially in the form of Exhibit D.
"Partner" means the General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.
"Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).
"Partner Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).
"Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).
"Partnership" means the limited partnership formed under the Act upon the terms and conditions set forth in this Agreement, or any successor to such limited partnership.
"Partnership Interest" means a Limited Partnership Interest or the General Partnership Interest and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.
"Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).
"Partnership Record Date" means the record date established by the General Partner either (i) for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution, or (ii) if applicable, for determining the Partners entitled to vote on or consent to any proposed action for which the consent or approval of the Partners is sought pursuant to Section 14.2 hereof.
    "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2, and includes Class A Units, Class B Units and any other classes or series of Partnership Units established after the date hereof. The number of Partnership Units outstanding and the Percentage Interests in the Partnership represented by such Partnership Units are set forth in Exhibit A, as such Exhibit may be amended from time to time.
    "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.
    "Percentage Interest" means, as to a Partner holding a class of Partnership Interests, its interest in such class, determined by dividing the Partnership Units of such class owned by such Partner by the total number of Partnership Units of such class then outstanding as specified in Exhibit A, as such exhibit may be amended from time to time, multiplied by the aggregate Percentage Interest allocable to such class of Partnership Interests. If the Partnership shall at any time have outstanding more than one class of Partnership Interests, the Percentage Interest attributable to each class of Partnership Interests shall be determined as set forth in Section 4.2.B.

"Person" means a natural person, partnership (whether general or limited), trust, estate, association, corporation, limited liability company, unincorporated organization, custodian, nominee or any other individual or entity in its own or any representative capacity.
"Predecessor Entity" has the meaning set forth in the definition of "Conversion Factor" herein.
"Publicly Traded" means listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange or another national securities exchange or designated for quotation on the NASDAQ National Market, or any successor to any of the foregoing.
"Qualified REIT Subsidiary" means any Subsidiary of the General Partner that is a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code.
"Qualified Transferee" means an "Accredited Investor" as defined in Rule 501 promulgated under the Securities Act.
"Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.
"Redeeming Partner" has the meaning set forth in Section 8.6.A.
"Redemption Amount" means either the Cash Amount or the Shares Amount, as determined by the General Partner, in its sole and absolute discretion, provided that if the Shares are not Publicly Traded at the time a Redeeming Partner exercises its Redemption Right, the Redemption Amount shall be paid only in the form of the Cash Amount unless the Redeeming Partner, in its sole and absolute discretion, consents to payment of the Redemption Amount in the form of the Shares Amount. A Redeeming Partner shall have no right, without the General Partner's consent, in its sole and absolute discretion, to receive the Redemption Amount in the form of the Shares Amount.
"Redemption Right" has the meaning set forth in Section 8.6.A.
"Regulation" or "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
"REIT" means a real estate investment trust under Section 856 of the Code.
"REIT Requirements" has the meaning set forth in Section 5.1.A.
"Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.l(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.
"Safe Harbor" has the meaning set forth in Section 11.6.F.
"Securities Act" means the Securities Act of 1933, as amended.

"704(c) Value" of any Contributed Property means the fair market value of such property at the time of contribution as determined by the General Partner using such reasonable method of valuation as they may adopt, provided, however, subject to Exhibit B, the General Partner shall, in their sole and absolute discretion, use such method as they deem reasonable and appropriate to allocate the aggregate of the 704(c) Value of Contributed Properties in a single or integrated transaction among each separate property on a basis proportional to its fair market values. The 704(c) Values of the Contributed Properties contributed to the Partnership as part of or in connection with the Consolidation are set forth on Exhibit E.
"Share" means a share of beneficial interest (or other comparable equity interest) of the General Partner. Shares may be issued in one or more classes or series in accordance with the terms of the Declaration of Trust (or, if the General Partner is not the General Partner, the organizational documents of the General Partner). If there is more than one class or series of Shares, the term "Shares" shall, as the context requires, be deemed to refer to the class or series of Shares that correspond to the class or series of Partnership Interests for which the reference to Shares is made. When used with reference to Class A Units, the term "Shares" refers to common shares of beneficial interest (or other comparable equity interest) of the General Partner.
"Shares Amount" means a number of Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Partner times the Conversion Factor, provided that, if the General Partner issues to all holders of Shares rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Shares or any other securities or property (collectively, the "rights"), then the Shares Amount shall also include such rights that a holder of that number of Shares would be entitled to receive.
"Share Option Plan" means any equity incentive plan of the General Partner, the Partnership and/or any Affiliate of the Partnership.
"Specified Redemption Date" means the tenth Business Day after receipt by the General Partner of a Notice of Redemption; provided that, if the Shares are not Publicly Traded, the Specified Redemption Date means the thirtieth Business Day after receipt by the General Partner of a Notice of Redemption.
"Subsidiary" means, with respect to any Person, any corporation, limited liability company, trust, partnership or joint venture, or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.
"Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.
"Successor Entity" has the meaning set forth in the definition of "Conversion Factor" herein.
"Target Entities" shall mean the limited partnership, corporations, limited liability companies listed on Exhibit A.
"Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership for cash in a single or a related series of transactions (including by way of merger) that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership for cash.
"Termination Transaction" has the meaning set forth in Section 11.2.B.
"Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date.
"Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B) as of such date.

"Valuation Date" means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

"Value" means, with respect to any outstanding Shares of the General Partner that are Publicly Traded, the average of the daily market price for the ten consecutive trading days immediately preceding the date with respect to which value must be determined. The market price for each such trading day shall be the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day. If the outstanding Shares of the General Partner are Publicly Traded and the Shares Amount includes rights that a holder of Shares would be entitled to receive, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. If the Shares of the General Partner are not Publicly Traded, the Value of the Shares Amount per Partnership Unit offered for redemption (which will be the Cash Amount per Partnership Unit offered for redemption payable pursuant to Section 8.6.A) means the amount that a holder of one Partnership Unit would receive if each of the assets of the Partnership were to be sold for its fair market value on the Specified Redemption Date, the Partnership were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the Partners in accordance with the terms of this Agreement. Such Value shall be determined by the General Partner, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by the Partnership if each asset of the Partnership (and each asset of each partnership, limited liability company, trust, joint venture or other entity in which the Partnership owns a direct or indirect interest) were sold to an unrelated purchaser in an arms' length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of the Partnership's minority interest in any property or any illiquidity of the Partnership's interest in any property). In connection with determining the Deemed Value of the Partnership Interest for purposes of determining the number of additional Partnership Units issuable upon a Capital Contribution funded by an underwritten public offering or an arm's length private placement of shares of beneficial interest (or other comparable equity interest) of the General Partner, the Value of such shares shall be the public offering or arm's length private placement price per share of such class of beneficial interest (or other comparable equity interest) sold.
ARTICLE II
ORGANIZATIONAL MATTERS
Section 2.1 ORGANIZATION
The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.
Section 2.2 NAME
The name of the Partnership is LaSalle Hotel Operating Partnership, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of any of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in their sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.
Section 2.3 REGISTERED OFFICE AND AGENT; PRINCIPAL OFFICE
The address of the registered office of the Partnership in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be 220 East 42nd Street, New York, New York 10017, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.
Section 2.4 TERM
The term of the Partnership shall commence on January 13, 1998 and shall continue until December 31, 2098, unless it is dissolved sooner pursuant to the provisions of Article XIII or as otherwise provided by law.
ARTICLE III
PURPOSE
Section 3.1 PURPOSE AND BUSINESS
The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such permit the General Partner at all times to be classified as a REIT, unless the General Partner ceases to qualify or is not qualified as a REIT for any reason or reasons not related to the business conducted by the Partnership, (ii) to enter into any corporation, partnership, joint venture, trust, limited liability company or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged, directly or indirectly, in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, the Partners acknowledge that the status of the General Partner as a REIT inures to the benefit of all the Partners and not solely to the General Partner or its Affiliates.
Section 3.2 POWERS
The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property, provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.
ARTICLE IV
CAPITAL CONTRIBUTIONS AND ISSUANCES OF PARTNERSHIP INTERESTS
Section 4.1 CAPITAL CONTRIBUTIONS OF THE PARTNERS
At the time of the execution of this Agreement, the Partners shall make or shall have made the Capital Contributions as set forth in Exhibit A. The Partners shall own Partnership Units in the amounts set forth in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events having an effect on a Partner's Percentage Interest. To the extent the Partnership is acquiring any property by the merger of any other Person into the

Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in Exhibit A. A number of Partnership Units held by the General Partner equal to one percent (1%) of all outstanding Partnership Units (as of the closing date of the Consolidation) shall be deemed to be the General Partner Partnership Units and shall be the General Partnership Interest of such General Partner. All other Partnership Units held by the General Partner shall be deemed to be Limited Partnership Interests and shall be held by the General Partner in their capacity as Limited Partners in the Partnership. Except as provided in Sections 7.5 and 10.5 hereof, the Partners shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Partnership (whether in the form of loans, repayments of loans or otherwise). No Partner shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Partnership or otherwise.
Section 4.2 ISSUANCES OF PARTNERSHIP INTERESTS
A. General. The General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner and its Affiliates) or other Persons (including, without limitation, in connection with the contribution of property to the Partnership) Partnership Units or other Partnership Interests in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined, subject to applicable Delaware law, by the General Partner in its sole and absolute discretion, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership, provided that, no such Partnership Units or other Partnership Interests shall be issued to the General Partner unless either (a) the Partnership Interests are issued in connection with the grant, award or issuance of Shares or other equity interests in the General Partner having designations, preferences and other rights such that the economic interests attributable to such Shares or other equity interests are substantially similar to the designations, preferences and other rights (except voting rights) of the Partnership Interests issued to the General Partner in accordance with this Section 4.2.A or (b) the additional Partnership Interests are issued to all Partners holding Partnership Interests in the same class (if more than one class is outstanding) in proportion to their respective Percentage Interests in such class. If the Partnership issues Partnership Interests pursuant to this Section 4.2.A, the General Partner shall make such revisions to this Agreement (including but not limited to the revisions described in Section 5.4, Section 6.2 and Section 8.6) as it deems necessary to reflect the issuance of such Partnership Interests.
B. Percentage Interest Adjustments in the Case of Capital Contributions for Partnership Units. Upon the acceptance of additional Capital Contributions in exchange for Partnership Units and if the Partnership shall have outstanding more than one class of Partnership Interests, the Percentage Interest related thereto shall be equal to a fraction, the numerator of which is equal to the amount of cash, if any, plus the Agreed Value of Contributed Property, if any, contributed with respect to such additional Partnership Units and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests for all outstanding classes (computed as of the Business Day immediately preceding the date on which the additional Capital Contributions are made (an "Adjustment Date")) plus (ii) the aggregate amount of additional Capital Contributions contributed to the Partnership on such Adjustment Date in respect of such additional Partnership Units. The Percentage Interest of each other Partner holding Partnership Interests not making a full pro rata Capital Contribution shall be adjusted to a fraction the numerator of which is equal to the sum of (i) the Deemed Partnership Interest Value of such Limited Partner (computed as of the Business Day immediately preceding the Adjustment Date) plus (ii) the amount of additional Capital Contributions (such amount being equal to the amount of cash, if any, plus the Agreed Value of Contributed Property, if any, so contributed), if any, made by such Partner to the Partnership in respect of such Partnership Interest as of such Adjustment Date and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests of all outstanding classes (computed as of the Business Day immediately preceding such Adjustment Date) plus (ii) the aggregate amount of the additional Capital Contributions contributed to the Partnership on such Adjustment Date in respect of such additional Partnership Interests. For purposes of calculating a Partner's Percentage Interest pursuant to this Section 4.2.B, cash Capital Contributions by the General Partner will be deemed to equal the cash contributed by such General Partner plus (a) in the case of cash contributions funded by an offering of any equity interests in or other securities of the

General Partner, the offering costs attributable to the cash contributed to the Partnership, and (b) in the case of Partnership Units issued pursuant to Section 7.5.E, an amount equal to the difference between the Value of the Shares sold pursuant to any Share Option Plan and the net proceeds of such sale.
C. Classes of Partnership Units. From and after the Effective Date, subject to Section 4.2.A above, the Partnership shall have two classes of Partnership Units entitled "Class A Units" and "Class B Units." Either Class A Units or Class B Units, at the election of the General Partner, in its sole and absolute discretion, may be issued to newly admitted Partners in exchange for the contribution by such Partners of cash, real estate partnership interests, stock, notes or other assets or consideration; provided, that all Partnership Units issued to Partners in connection with the Consolidation shall be Class A Units; and, provided further, that any Partnership Unit that is not specifically designated by the General Partner as being of a particular class shall be deemed to be a Class A Unit. Each Class B Unit shall be converted automatically into a Class A Unit on the day immediately following the Partnership Record Date for the Distribution Period (as defined in Section 5.1.C) in which such Class B Unit was issued, without the requirement for any action by either the Partnership or the Partner holding the Class B Unit.
Section 4.3 NO PREEMPTIVE RIGHTS
Except to the extent expressly granted by the Partnership pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) issuance or sale of any Partnership Units or other Partnership Interests.
Section 4.4 OTHER CONTRIBUTION PROVISIONS
If any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash, and the Partner had contributed such cash to the capital of the Partnership.
Section 4.5 NO INTEREST ON CAPITAL
No Partner shall be entitled to interest on its Capital Contributions or its Capital Account.
ARTICLE V
DISTRIBUTIONS
Section 5.1 REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS
A. General. The General Partner shall distribute at least quarterly an amount equal to one hundred percent (100%) of Available Cash generated by the Partnership during such quarter or shorter period to the Partners who are Partners on the Partnership Record Date with respect to such quarter or shorter period as provided in Sections 5.1.B, 5.1.C and 5.1.D. Notwithstanding anything to the contrary contained herein, in no event may a Partner receive a distribution of Available Cash with respect to a Partnership Unit for a quarter or shorter period if such Partner is entitled to receive a distribution with respect to a Share for which such Partnership Unit has been redeemed or exchanged. Unless otherwise expressly provided for herein or in an agreement at the time a new class of Partnership Interests is created in accordance with Article IV hereof, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest. The General Partner shall make such reasonable efforts, as determined by them in their sole and absolute discretion and consistent with the qualification of the General Partner as a REIT, to distribute Available Cash (a) to Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property of the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder; provided that, the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being so treated, and (b) to the General Partner in an amount sufficient to enable the General Partner to pay shareholder dividends that will (1) satisfy the requirements for qualification as a REIT under the Code and the Regulations (the "REIT Requirements") of, and (2) avoid any federal income or excise tax liability for, the General Partner.

B. Method. (i) Each holder of Partnership Interests that is entitled to any preference in distribution shall be entitled to a distribution in accordance with the rights of any such class of Partnership Interests (and, within such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date); and
(ii) To the extent there is Available Cash remaining after the payment of any preference in distribution in accordance with the foregoing clause (i), with respect to Partnership Interests that are not entitled to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and, within each such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date).
C. Distributions When Class B Units Are Outstanding. If for any quarter or shorter period with respect to which a distribution is to be made (a "Distribution Period") Class B Units are outstanding on the Partnership Record Date for such Distribution Period, the General Partner shall allocate the Available Cash with respect to such Distribution Period available for distribution with respect to the Class A Units and Class B Units collectively between the Partners who are holders of Class A Units ("Class A") and the Partners who are holders of Class B Units ("Class B") as follows:
(1) Class A shall receive that portion of the Available Cash (the "Class A Share") determined by multiplying the amount of Available Cash by the following fraction:
A x Y
_______________
(A x Y)+(B x X)
(2) Class B shall receive that portion of the Available Cash (the "Class B Share") determined by multiplying the amount of Available Cash by the following fraction:
B x X
_______________
(A x Y)+(B x X)
(3) For purposes of the foregoing formulas (i) "A" equals the number of Class A Units outstanding on the Partnership Record Date for such Distribution Period; (ii) "B" equals the number of Class B Units outstanding on the Partnership Record Date for such Distribution Period; (iii) "Y" equals the number of days in the Distribution Period; and (iv) "X" equals the number of days in the Distribution Period for which the Class B Units were issued and outstanding.
The Class A Share shall be distributed among Partners holding Class A Units on the Partnership Record Date for the Distribution Period in accordance with the number of Class A Units held by each Partner on such Partnership Record Date; provided that in no event may a Partner receive a distribution of Available Cash with respect to a Class A Unit if a Partner is entitled to receive a distribution out of such Available Cash with respect to a Share for which such Class A Unit has been redeemed or exchanged. The Class B Shares shall be distributed among the Partners holding Class B Units on the Partnership Record Date for the Distribution Period in accordance with the number of Class B Units held by each Partner on such Partnership Record Date. In no event shall any Class B Units be entitled to receive any distribution of Available Cash for any Distribution Period ending prior to the date on which such Class B Units are issued.
D. Distributions When Class B Units Have Been Issued on Different Dates. If Class B Units which have been issued on different dates are outstanding on the Partnership Record Date for any Distribution Period, then the Class B Units issued on each particular date shall be treated as a separate series of Partnership Units for purposes of making the allocation of Available Cash for such Distribution Period among the holders of Partnership Units (and the formula for making such allocation, and the definitions of variables used therein, shall be modified accordingly). Thus, for example, if two series of Class B Units are outstanding on the Partnership Record Date for any Distribution Period, the allocation formula for each series, "Series B1" and "Series B2" would be as follows:

(1) Series B1 shall receive that portion of the Available Cash determined by multiplying the amount of Available Cash by the following fractions:
B1 x X1
___________________________
(A x Y)+(B1 x X1)+(B2 x X2)
(2) Series B2 shall receive that portion of the Available Cash determined by multiplying the amount of Available Cash by the following fractions:
B2 x X2
___________________________
(A x Y)+(B1 x X1)+(B2 x X2)
(3) For purposes of the foregoing formulas the definitions set forth in Section 5.1.C.3 remain the same except that (i) "B1" equals the number of Partnership Units in Series B1 outstanding on the Partnership Record Date for such Distribution Period; (ii) "B2" equals the number of Partnership Units in Series B2 outstanding on the Partnership Record Date for such Distribution Period; (iii) "X1" equals the number of days in the Distribution Period for which the Partnership Units in Series B1 were issued and outstanding, and (iv) "X2" equals the number of days in the Distribution Period for which the Partnership Units in Series B2 were issued and outstanding.
E. Minimum Distributions if Shares Not Publicly Traded. In addition (and without regard to the amount of Available Cash), if the Shares of the General Partner are not Publicly Traded, the General Partner shall make cash distributions with respect to the Class A Units at least annually for each taxable year of the Partnership beginning prior to the fifteenth (15th) anniversary of the Effective Date in an aggregate amount with respect to each such taxable year at least equal to 95% of the Partnership's taxable income for such year allocable to the Class A Units, with such distributions to be made not later than 60 days after the end of such year.
Section 5.2 AMOUNTS WITHHELD
All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners or Assignees pursuant to Section 5.1 for all purposes under this Agreement.
Section 5.3 DISTRIBUTIONS UPON LIQUIDATION
Proceeds from a Terminating Capital Transaction shall be distributed to the Partners, in accordance with Section 13.2.
Section 5.4 REVISIONS TO REFLECT ISSUANCE OF PARTNERSHIP INTERESTS
If the Partnership issues Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Article IV hereof, the General Partner shall make such revisions to this Article V and Exhibit A as it deems necessary to reflect the issuance of such additional Partnership Interests without the requirements for any other consents or approvals.

ARTICLE VI
ALLOCATIONS
Section 6.1 ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES
For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit B) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.
A. Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C, Net Income shall be allocated (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner pursuant to the last sentence of Section 6.1.B exceed Net Income previously allocated to the General Partner pursuant to this clause (i) of Section 6.1.A, (ii) second, to the holders of any Partnership Interests that are entitled to any preference in distribution in accordance with the rights of any such class of Partnership Interests until each such Partnership Interest has been allocated, on a cumulative basis pursuant to this clause (ii), Net Income equal to the amount of distributions received which are attributable to the preference of such class of Partnership Interests (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made) and (iii) third, with respect to Partnership Interests that are not entitled to any preference in the allocation of Net Income, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made).
B. Net Losses. After giving effect to the special allocations set forth in Section 1 of Exhibit C, Net Losses shall be allocated (i) first, to the holders of any Partnership Interests that are entitled to any preference in distribution in accordance with the rights of any such class of Partnership Interests to the extent that any prior allocations of Net Income to such class of Partnership Interests pursuant to Section 6.1.A(ii) exceed, on a cumulative basis, distributions with respect to such Partnership Interests pursuant to clause (i) of Section 5.1.B (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made) and (ii) second, with respect to classes of Partnership Interests that are not entitled to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); provided that Net Losses shall not be allocated to any Limited Partner pursuant to this Section 6.1.B to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) at the end of such taxable year (or portion thereof). All Net Losses in excess of the limitations set forth in this Section 6.1 B shall be allocated to the General Partner.
C. Allocation of Nonrecourse Debt. For purposes of Regulation Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.
D. Recapture Income. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.
Section 6.2 REVISIONS TO ALLOCATIONS TO REFLECT ISSUANCE OF PARTNERSHIP INTERESTS
If the Partnership issues Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Article IV hereof, the General Partner shall make such revisions to this Article VI and Exhibit A as it deems necessary to reflect the terms of the issuance of such Partnership Interests, including making preferential allocations to classes of Partnership Interests that are entitled thereto. Such revisions shall not require the consent or approval of any other Partner.

ARTICLE VII
MANAGEMENT AND OPERATIONS OF BUSINESS
Section 7.1 MANAGEMENT
A. Powers of General Partner. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.11, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation:
(1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as are required under Section 5.1.E or will permit the General Partner (so long as the General Partner qualifies as REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the General Partner to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations the General Partner deems necessary for the conduct of the activities of the Partnership;
(2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;
(3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership (including the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity on such terms as the General Partner deems proper;
(4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the General Partner, its Subsidiaries and the Partnership's Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which the Partnership has an equity investment and the making of capital contributions to its Subsidiaries;
(5) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any Person in which the Partnership has made a direct or indirect equity investment;
(6) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

(7) the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, and the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct or the operations of the General Partner or the Partnership, the lending of funds to other Persons (including, without limitation, any Subsidiaries of the Partnership) and the repayment of obligations of the Partnership, any of its Subsidiaries and any other Person in which it has an equity investment;
(8) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;
(9) the holding, managing, investing and reinvesting of cash and other assets of the Partnership;
(10) the collection and receipt of revenues and income of the Partnership;
(11) the selection, designation of powers, authority and duties and the dismissal of employees of the Partnership (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors of the Partnership and the determination of their compensation and other terms of employment or hiring;
(12) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;
(13) the formation of, or acquisition of an interest (including non-voting interests in entities controlled by Affiliates of the Partnership or third parties) in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of funds or property to, or making of loans to, its Subsidiaries and any other Person in which it has an equity investment from time to time, or the incurrence of indebtedness on behalf of such Persons or the guarantee of the obligations of such Persons); provided that, as long as the General Partner has determined to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would cause the General Partner to fail to qualify as a REIT;
(14) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
(15) the determination of the fair market value of any Partnership property distributed in kind, using such reasonable method of valuation as the General Partner may adopt;
(16) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any assets or investment held by the Partnership;
(17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;
(18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have any interest pursuant to contractual or other arrangements with such Person;

(19) the making, executing and delivering of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement; and
(20) the distribution of cash to acquire Partnership Units held by a Limited Partner in connection with a Limited Partner's exercise of its Redemption Right under Section 8.6; and
(21) the amendment and restatement of Exhibit A to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment of this Agreement, as long as the matter or event being reflected in Exhibit A otherwise is authorized by this Agreement.
B. No Approval by Limited Partners. Except as provided in Section 7.11, each of the Limited Partners and the other General Partner agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, to the full extent permitted under the Act or other applicable law. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.
C. Insurance. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnities hereunder and (iii) such other insurance as the General Partner, in its sole and absolute discretion, determines to be necessary.
D. Working Capital and Other Reserves. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time, including upon liquidation of the Partnership under Section 13.
E. No Obligations to Consider Tax Consequences of Limited Partners. In exercising their authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by any of them. The General Partner and the Partnership shall not have liability to a Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions, provided that the General Partner have acted in good faith and pursuant to their authority under this Agreement.
Section 7.2 CERTIFICATE OF LIMITED PARTNERSHIP
The General Partner have previously filed the Certificate of Limited Partnership with the Secretary of State of Delaware. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property.
Section 7.3 TITLE TO PARTNERSHIP ASSETS
Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declare and warrant that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by that General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.
Section 7.4 REIMBURSEMENT OF THE GENERAL PARTNER
A. No Compensation. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for their services as general partners of the Partnership.
B. Responsibility for Partnership Expenses. The Partnership shall be responsible for and shall pay all expenses relating to the Partnership's organization, the ownership of its assets and its operations. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, expenses related to the operations of the General Partner and to the management and administration of any Subsidiaries of the General Partner or the Partnership or Affiliates of the Partnership, such as auditing expenses and filing fees and expenses incurred on behalf of the foregoing by the Advisor on behalf of the General Partner pursuant to the terms of the Advisory Agreement); provided that, the amount of any such reimbursement shall be reduced by (i) any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted in Section 7.5.A (which interest is considered to belong to the Partnership and shall be paid over to the Partnership to the extent not applied to reimburse the General Partner for expenses hereunder); and (ii) any amount derived by the General Partner from any investments permitted in Section 7.5.A. The General Partner shall determine in good faith the amount of expenses incurred by it related to the ownership and operation of, or for the benefit of, the Partnership. If certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in its sole and absolute discretion deems fair and reasonable. Such reimbursements shall be in addition to any reimbursement to the General Partner pursuant to Section 10.3.C and as a result of indemnification pursuant to Section 7.7. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.
C. Partnership Interest Issuance Expenses. The General Partner shall also be reimbursed for all expenses it incurs relating to any issuance of Partnership Interests, Shares, Debt of the Partnership or the General Partner or rights, options, warrants or convertible or exchangeable securities pursuant to Article IV (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Partners to constitute expenses of, and for the benefit of, the Partnership.
D. Purchases of Shares by the General Partner. If the General Partner exercises its rights under the Declaration of Trust to purchase Shares or otherwise elects to purchase from its shareholders Shares in connection with a share repurchase or similar program or for the purpose of delivering such Shares to satisfy an obligation under any dividend reinvestment or equity purchase program adopted by the General Partner, any employee equity purchase plan adopted by the General Partner or any similar obligation or arrangement undertaken by the General Partner in the future, the purchase price paid by the General Partner for those Shares and any other expenses incurred by the General Partner in connection with such purchase shall be considered expenses of the Partnership and shall be reimbursable to the General Partner, subject to the conditions that: (i) if those Shares subsequently are to be sold by the General Partner, the General Partner shall pay to the Partnership any proceeds received by the General Partner for those Shares (provided that a transfer of Shares for Partnership Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such Shares are not retransferred by the General Partner within thirty (30) days after the purchase thereof, the General Partner shall cause the Partnership to cancel a number of Partnership Units (rounded to the nearest whole Partnership Unit) held by the General Partner equal to the product attained by multiplying the number of those Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.
E. Reimbursement not a Distribution. If and to the extent any reimbursement made pursuant to this Section 7.4 is determined for federal income tax purposes not to constitute a payment of expenses of the Partnership, the amount so determined shall constitute a guaranteed payment with respect to capital within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners and shall not be treated as a distribution for purposes of computing the Partners' Capital Accounts.
Section 7.5 OUTSIDE ACTIVITIES OF THE GENERAL PARTNER; RELATIONSHIP OF SHARES TO PARTNERSHIP UNITS; FUNDING DEBT
A. General. Without the Consent of the Outside Limited Partners, the General Partner shall not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Partnership Interests as the General Partner or Limited Partner and the management of the business of the Partnership and such activities as are incidental thereto. Without the Consent of the Outside Limited Partners, the assets of the General Partner shall be limited to Partnership Interests and permitted debt obligations of the Partnership (as contemplated by Section 7.5.F), so that Shares and Partnership Units are completely fungible except as otherwise specifically provided herein, provided, that the General Partner shall be permitted to hold such bank accounts or similar instruments or accounts in its name as it deems necessary to carry out its responsibilities and purposes as contemplated under this Agreement and its organizational documents (provided that accounts held on behalf of the Partnership to permit the General Partner to carry out its responsibilities under this Agreement shall be considered to belong to the Partnership and the interest earned thereon shall, subject to Section 7.4.B, be applied for the benefit of the Partnership); and, provided further, that the General Partner shall be permitted to acquire, directly or through a Qualified REIT Subsidiary or limited liability company, up to a one percent (1%) interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned, directly or indirectly, by the Partnership. The General Partner and any of its Affiliates may acquire Limited Partnership Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partnership Interests.
B. Repurchase of Shares. If the General Partner exercises its rights under the Declaration of Trust to purchase Shares or otherwise elects to purchase from its shareholders Shares in connection with a share repurchase or similar program or for the purpose of delivering such shares to satisfy an obligation under any dividend reinvestment or share purchase program adopted by the General Partner, any employee share purchase plan adopted by the General Partner or any similar obligation or arrangement undertaken by the General Partner in the future, then the General Partner shall cause the Partnership to purchase from the General Partner that number of Partnership Units of the appropriate class equal to the product obtained by multiplying the number of Shares purchased by the General Partner times a fraction, the numerator of which is one and the denominator of which is the Conversion Factor, on the same terms and for the same aggregate price that the General Partner purchased such Shares.
C. Forfeiture of Shares. If the Partnership or the General Partner acquires Shares as a result of the forfeiture of such Shares under a restricted or similar share plan, then the General Partner shall cause the Partnership to cancel that number of Partnership Units equal to the number of Shares so acquired, and, if the Partnership acquired such Shares, it shall transfer such Shares to the General Partner for cancellation.
D. Issuances of Shares. After the Effective Date, the General Partner shall not grant, award, or issue any additional Shares (other than Shares issued pursuant to Section 8.6 hereof or pursuant to a dividend or distribution

(including any share split) of Shares to all of its shareholders), other equity securities of the General Partner, New Securities or Convertible Funding Debt unless (i) the General Partner shall cause, pursuant to Section 4.2.A hereof, the Partnership to issue to the General Partner Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially the same as those of such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, and (ii) the General Partner transfers to the Partnership, as an additional Capital Contribution, the proceeds from the grant, award, or issuance of such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, or from the exercise of rights contained in such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be. Without limiting the foregoing, the General Partner is expressly authorized to issue additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, for less than fair market value, and the General Partner is expressly authorized, pursuant to Section 4.2.A hereof, to cause the Partnership to issue to the General Partner corresponding Partnership Interests, as long as (a) the General Partner concludes in good faith that such issuance is in the interests of the General Partner and the Partnership (for example, and not by way of limitation, the issuance of Shares and corresponding Partnership Units pursuant to a share purchase plan providing for purchases of Shares, either by employees or shareholders, at a discount from fair market value or pursuant to employee share options that have an exercise price that is less than the fair market value of the Shares, either at the time of issuance or at the time of exercise) and (b) the General Partner transfers all proceeds from any such issuance or exercise to the Partnership as an additional Capital Contribution.
E. Share Option Plan. If at any time or from time to time, the General Partner sells Shares pursuant to any Share Option Plan, the General Partner shall transfer the net proceeds of the sale of such Shares to the Partnership as an additional Capital Contribution in exchange for an amount of additional Partnership Units equal to the number of Shares so sold divided by the Conversion Factor.
F. Funding Debt. The General Partner may incur a Funding Debt, including, without limitation, a Funding Debt that is convertible into Shares or otherwise constitutes a class of New Securities ("Convertible Funding Debt"), subject to the condition that the General Partner lend to the Partnership the net proceeds of such Funding Debt; provided, that Convertible Funding Debt shall be issued pursuant to Section 7.5.D above; and, provided further, that the General Partner shall not be obligated to lend the net proceeds of any Funding Debt to the Partnership in a manner that would be inconsistent with the General Partner's ability to remain qualified as a REIT. If the General Partner enters into any Funding Debt, the loan to the Partnership shall be on comparable terms and conditions, including interest rate, repayment schedule and costs and expenses, as are applicable with respect to or incurred in connection with such Funding Debt.
Section 7.6 TRANSACTIONS WITH AFFILIATES
A. Transactions with Certain Affiliates. Except as expressly permitted by this Agreement, the Partnership shall not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any Partner or any Affiliate of the Partnership that is not also a Subsidiary of the Partnership, except pursuant to transactions that are on terms that are fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party.
B. Conflict Avoidance. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and General Partner on such terms as the General Partner, in its sole and absolute discretion, believes is advisable.
C. Benefit Plans Sponsored by the Partnership. The General Partner in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership, the Advisor or any Affiliate of any of them.

Section 7.7 INDEMNIFICATION
A. General. The Partnership shall indemnify each Indemnitee to the fullest extent provided by the Act from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to the Partnership or the General Partner or the operation of, or the ownership of property by, any of them as set forth in this Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guarantee, contractual obligation for any indebtedness or other obligation or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and any insurance proceeds from the liability policy covering the General Partner and any Indemnitee, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.
B. Advancement of Expenses. Reasonable expenses expected to be incurred by an Indemnitee shall be paid or reimbursed by the Partnership in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7.A has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
C. No Limitation of Rights. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.
D. Insurance. The Partnership may purchase and maintain insurance on behalf of the Indemnities and such other Persons as the General Partner shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
E. Benefit Plan Fiduciary. For purposes of this Section 7.7, (i) excise taxes assessed on an Indemnitee, of for which the Indemnitee is otherwise found liable, with respect to an ERISA Plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.7 and (iii) actions taken or omitted by the Indemnitee with respect to an ERISA Plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of such ERISA Plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

F. No Personal Liability for Limited Partners. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
G. Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
H. Benefit. The provisions of this Section 7.7 are for the benefit of the Indemnities, their employees, officers, directors, trustees, heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7, or any provision hereof, shall be prospective only and shall not in any way affect the limitation on the Partnership's liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
I. Indemnification Payments Not Distributions. If and to the extent any payments to the General Partner pursuant to this Section 7.7 constitute gross income to the General Partner (as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.
J. Exception to Indemnification. Notwithstanding anything to the contrary in this Agreement, the General Partner shall not be entitled to indemnification hereunder for any loss, claim, damage, liability or expense for which such General Partner is obligated to indemnify the Partnership under any other agreement between such General Partner and the Partnership.
Section 7.8 LIABILITY OF THE GENERAL PARTNER
A. GENERAL. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, NO GENERAL PARTNER SHALL BE LIABLE FOR MONETARY DAMAGES TO THE PARTNERSHIP, ANY PARTNERS OR ANY Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission unless that General Partner acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.
B. No Obligation to Consider Separate Interests of Limited Partners or Shareholders. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.
C. Actions of Agents. Subject to its obligations and duties as General Partner set forth in Section 7.1.A, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon them hereunder either directly or by or through their agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.
D. Effect of Amendment. Notwithstanding any other provision contained herein, any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9 OTHER MATTERS CONCERNING THE GENERAL PARTNER
A. Reliance on Documents. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.
B. Reliance on Advisors. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by them, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.
C. Action Through Agents. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.
D. Actions to Maintain REIT Status or Avoid Taxation of the General Partner. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to allow the General Partner to avoid incurring any liability for taxes under Section 857 or 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.
E. Actions to Maintain REOC Status. If and so long as the Partnership Interests of "benefit plan investors" is "significant" (as such terms, or terms succeeding thereto with the same objective, are used in 29 C.F.R. Section 2510.3-101(f) (such regulation or successor regulation being known as the "Plan Assets Regulation")), or if the General Partner receives written notice from another General Partner requesting that the affairs of the Partnership be conducted in compliance with the exception for a real estate operating company ("REOC") as provided in the Plan Assets Regulation, then the General Partner shall use its best efforts to conduct the affairs of the Partnership as a REOC and so that the assets of the Partnership will not be "plan assets" (as such term is defined in the Plan Assets Regulations) of any ERISA Partner.
(i) If the General Partner, pursuant to this Section 7.9.E, intends to conduct the affairs of the Partnership as a REOC, the General Partner shall promptly deliver to each ERISA Partner and to any requesting General Partner an opinion of counsel reasonably acceptable to each such ERISA Partner or requesting General Partner with respect to the "initial valuation date" and each "annual valuation period" (as those terms, or terms succeeding thereto with the same objective, are defined in the Plan Assets Regulation). Such opinion of counsel shall state, (A) as to the opinion respecting the "initial valuation date," that the Partnership shall qualify or be qualified as a REOC for the period beginning on such "initial valuation date" and ending on the last day of the first "annual valuation period," and (B) as to each annual opinion respecting each "annual valuation period," that the Partnership shall qualify or be qualified as a REOC for the 12-month period following the last day of such "annual valuation period." Each opinion referred to in the prior two sentences may rely upon, among other things, a certificate of the General Partner as to the exercise of management rights with respect to one or more investments during the appropriate period and as to a description of such investments, and such counsel opinion also shall state whether the Partnership has included in a certification to opinion counsel a statement to the effect that on such "initial valuation date" or during such "annual valuation period" at least 50 percent of Partnership assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, were invested in real estate investments as described in the Plan Assets Regulation.

(ii) If the opinion described in this subsection is not provided in the affirmative, or if any ERISA Partner or a requesting General Partner shall obtain and deliver to the General Partner an opinion of counsel to such ERISA Partner or requesting General Partner (which opinion shall be reasonably satisfactory to the General Partner) that there is a reasonable probability that either (A) the Partnership was or will not be a REOC for any period in which either participation by benefit plan investors in the Partnership is significant or a requesting General Partner is an investor, or (B) the assets of the Partnership were or will be "plan assets" of ERISA Plan investors, then the General Partner is hereby authorized and empowered to take such actions as it deems necessary and appropriate to mitigate, prevent, or cure such adverse consequences resulting to the ERISA Plan investors or requesting General Partner, including modifying the manner in which the Partnership conducts its business, or requiring each ERISA Partner (on a pro rata basis unless otherwise consented to by all ERISA Partners) to transfer all or a portion of its interest at a price not less than the fair value of such interest or portion thereof. Such calculation of fair value of an interest or of any Partnership asset shall be made by the General Partner.
Section 7.10 RELIANCE BY THIRD PARTIES
Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership, to enter into any contracts on behalf of the Partnership and to take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.
Section 7.11 RESTRICTIONS ON GENERAL PARTNER'S AUTHORITY
A. Consent Required. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of (i) all Partners adversely affected or (ii) such lower percentage of the Limited Partnership Interests as may be specifically provided for under a provision of this Agreement or the Act.
B. Sale of All Assets of the Partnership. Except as provided in Article XIII, the General Partner may not, directly or indirectly, cause the Partnership to sell, exchange, transfer or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or series of related transactions (including by way of merger (including a triangular merger), consolidation or other combination with any other Persons) (i) if such merger, sale or other transaction is in connection with a Termination Transaction permitted under Section 11.2.B hereof, without the Consent of the Partners holding at least a majority of the then outstanding Partnership Units (including any Partnership Units held by the General Partner), or (ii) otherwise, without the Consent of the Outside Limited Partners.
Section 7.12 LOANS BY THIRD PARTIES
The Partnership may incur Debt, or enter into similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of property) with any Person that is not the General Partner upon such terms as the General Partner determines appropriate; provided that, the Partnership shall not incur any Debt that is recourse to the General Partner, except to the extent otherwise agreed to by such General Partner in its sole discretion.
ARTICLE VIII
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS
Section 8.1 LIMITATION OF LIABILITY
The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5, or under the Act.
Section 8.2 MANAGEMENT OF BUSINESS
No Limited Partner or Assignee (other than the General Partner or the Advisor, any of their Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner or the Advisor, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner or the Advisor, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner or the Advisor, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.
Section 8.3 OUTSIDE ACTIVITIES OF LIMITED PARTNERS
Subject to Section 7.5 hereof, and subject to any agreements entered into pursuant to Section 7.6.C hereof and to any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or a Subsidiary, any Limited Partner (other than the General Partner) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct or indirect competition with the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners (other than the General Partner) nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.
Section 8.4 RETURN OF CAPITAL
Except pursuant to the right of redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. No Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions (except as permitted by Section 4.2.A) or, except to the extent provided by Exhibit C or as permitted by Sections 4.2.A, 5.1.B(i), 6.1.A(ii) and 6.1.B(i), or otherwise expressly provided in this Agreement, as to profits, losses, distributions or credits.
Section 8.5 RIGHTS OF LIMITED PARTNERS RELATING TO THE PARTNERSHIP
A. General. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.D, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense:

(1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Exchange Act;
(2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;
(3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;
(4) to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed; and
(5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.
B. Notice of Conversion Factor. The Partnership shall notify each Limited Partner upon request of the then current Conversion Factor and any changes that have been made thereto.
C. Notice of Extraordinary Transaction of the General Partner. The General Partner shall not make any extraordinary distributions of cash or property to its shareholders or effect a merger (including, without limitation, a triangular merger), a sale of all or substantially all of its assets or any other similar extraordinary transaction without notifying the Limited Partners of its intention to make such distribution or effect such merger, sale or other extraordinary transaction at least twenty (20) Business Days prior to the record date to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no such record date is applicable, at least twenty (20) business days before consummation of such merger, sale or other extraordinary transaction). This provision for such notice shall not be deemed (i) to permit any transaction that otherwise is prohibited by this Agreement or requires a Consent of the Partners or (ii) to require a Consent of the Limited Partners to a transaction that does not otherwise require Consent under this Agreement. Each Limited Partner agrees, as a condition to the receipt of the notice pursuant hereto, to keep confidential the information set forth therein until such time as the General Partner has made public disclosure thereof and to use such information during such period of confidentiality solely for purposes of determining whether to exercise the Redemption Right; provided, however, that a Limited Partner may disclose such information to its attorney, accountant and/or financial advisor for purposes of obtaining advice with respect to such exercise so long as such attorney, accountant and/or financial advisor agrees to receive and hold such information subject to this confidentiality requirement.
D. Confidentiality. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determine in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.
Section 8.6 REDEMPTION RIGHT
A. General. (i) Subject to Section 8.6.C, at any time on or after the first anniversary date of the issuance of a Partnership Unit to a Limited Partner pursuant to Article IV hereof (which one-year period shall commence upon the issuance of such Partnership Unit regardless of whether such Partnership Unit is designated upon issuance as a Class A Unit, a Class B Unit or otherwise and shall include the period of time from the date such Partnership Unit is issued to such Limited Partner as other than a Class A Unit until the date such Partnership Unit is converted automatically to a Class A Unit pursuant to Section 4.2.C hereof), or on or after such date prior to the expiration of such one-year period as the General Partner, in its sole and absolute discretion, designates with respect to any or all Class A Units then outstanding, the holder of a Partnership Unit (if other than the General Partner or any Subsidiary of the General Partner)

shall have the right (the "Redemption Right") to require the Partnership to redeem such Partnership Unit, with such redemption to occur on the Specified Redemption Date and at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership. Any such Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Redemption Right (the "Redeeming Partner"). A Limited Partner may exercise the Redemption Right from time to time, without limitation as to frequency, with respect to part or all of the Units that is owns, as selected by the Limited Partner, provided that a Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Partnership Units unless such Redeeming Partner then holds less than one thousand (1,000) Partnership Units, in which event the Redeeming Partner must exercise the Redemption Right for all of the Partnership Units held by such Redeeming Partner.
(ii) The Redeeming Partner shall have no right with respect to any Partnership Units so redeemed to receive any distributions paid after the Specified Redemption Date with respect to such Partnership Units.
(iii) The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.6, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Limited Partner's Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Limited Partner, the Cash Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.
(iv) If the General Partner provides notice to the Limited Partners, pursuant to Section 8.5.C hereof, the Redemption Right shall be exercisable, without regard to whether the Partnership Units have been outstanding for any specified period, during the period commencing on the date on which the General Partner provides such notice and ending on the record date to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no such record date is applicable, at least twenty (20) business days before the consummation of such merger, sale or other extraordinary transaction). If this subparagraph (iv) applies, the Specified Redemption Date is the date on which the Partnership and the General Partner receive notice of exercise of the Redemption Right, rather than ten (10) Business Days after receipt of the notice of redemption.
B. General Partner Assumption of Right. (i) If a Limited Partner has delivered a Notice of Redemption, the General Partner may, in its sole and absolute discretion (subject to the limitations on ownership and transfer of Shares set forth in the Declaration of Trust), elect to assume directly and satisfy a Redemption Right by paying to the Redeeming Partner either the Cash Amount or the Shares Amount, as the General Partner determines in its sole and absolute discretion (provided that payment of the Redemption Amount in the form of Shares shall be in Shares registered for resale under Section 12 of the Exchange Act and listed for trading on the exchange or national market on which the Shares are Publicly Traded, and provided further that, if the Shares are not Publicly Traded at the time a Redeeming Partner exercises its Redemption Right, the Redemption Amount shall be paid only in the form of the Cash Amount unless the Redeeming Partner, in its sole and absolute discretion, consents to payment of the Redemption Amount in the form of the Shares Amount), on the Specified Redemption Date, whereupon the General Partner shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. Unless the General Partner, in its sole and absolute discretion, shall exercise its right to assume directly and satisfy the Redemption Right, the General Partner shall not have any obligation to the Redeeming Partner or to the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right. If the General Partner shall exercise its right to satisfy the Redemption Right in the manner described in the first sentence of this Section 8.6B and shall fully perform its obligations in connection therewith, the Partnership shall have no right or obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership and the General Partner shall, for federal income tax purposes, treat the transaction between the General Partner and the Redeeming Partner as a sale of the Redeeming Partner's Partnership Units to the General Partner. Nothing contained in this Section 8.6.B shall imply any right of the General Partner to require any Limited Partner to exercise the Redemption Right afforded to such Limited Partner pursuant to Section 8.6.A.
(v) If the General Partner determines to pay the Redeeming Partner the Redemption Amount in the form of Shares, the total number of Shares to be paid to the Redeeming Partner in exchange for the Redeeming

Partner's Partnership Units shall be the applicable Shares Amount. If this amount is not a whole number of Shares, the Redeeming Partner shall be paid (i) that number of Shares which equals the nearest whole number less than such amount plus (ii) an amount of cash which the General Partner determines, in its reasonable discretion, to represent the fair value of the remaining fractional Share which would otherwise be payable to the Redeeming Partner.
(vi) Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Shares upon exercise of the Redemption Right.
C. Exceptions to Exercise of Redemption Right. Notwithstanding the provisions of Sections 8.6.A and 8.6.B, a Partner shall not be entitled to exercise the Redemption Right pursuant to Section 8.6.A if (but only as long as) the delivery of Shares to such Partner on the Specified Redemption Date (i) would be prohibited under the Declaration of Trust or (ii) would be prohibited under applicable federal or state securities laws or regulations (in each case regardless of whether the General Partner would in fact assume and satisfy the Redemption Right).
D. No Liens on Partnership Units Delivered for Redemption. Each Limited Partner covenants and agrees with the General Partner that all Partnership Units delivered for redemption shall be delivered to the Partnership or the General Partner, as the case may be, free and clear of all liens, and, notwithstanding anything contained herein to the contrary, neither the General Partner nor the Partnership shall be under any obligation to acquire Partnership Units which are or may be subject to any liens. Each Limited Partner further agrees that, if any state or local property transfer tax is payable as a result of the transfer of its Partnership Units to the Partnership or the General Partner, such Limited Partner shall assume and pay such transfer tax.
E. Additional Partnership Interests. If the Partnership issues Partnership Interests to any Additional Limited Partner pursuant to Article IV, the General Partner shall make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such Partnership Interests (including setting forth any restrictions on the exercise of the Redemption Right with respect to such Partnership Interests).
ARTICLE IX
BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 9.1 RECORDS AND ACCOUNTING
The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.
Section 9.2 FISCAL YEAR
The fiscal year of the Partnership shall be the calendar year.
Section 9.3 REPORTS
A. Annual Reports. As soon as practicable, but in no event later than the date on which the General Partner mails its annual report to its shareholders, the General Partner shall cause to be mailed to each Limited Partner an annual report, as of the close of the most recently ended Partnership Year, containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the Partnership, for such

Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.
B. Quarterly Reports. If and to the extent that the General Partner mails quarterly reports to its shareholders, as soon as practicable, but in no event later than the date on such reports are mailed, the General Partner shall cause to be mailed to each Limited Partner a report containing unaudited financial statements, as of the last day of such calendar quarter, of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the Partnership, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.
ARTICLE X
TAX MATTERS
Section 10.1 PREPARATION OF TAX RETURNS
The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.
Section 10.2 TAX ELECTIONS
Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the code, provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in their sole and absolute discretion that such revocation is in the best interests of the Partners.
Section 10.3 TAX MATTERS PARTNER
A. General. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6223(c)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, tax payer identification number and profit interest of each of the Limited Partners and any Assignees, provided, however, that such information is provided to the Partnership by the Limited Partners.
B. Powers. The tax matters partner is authorized, but not required:
(1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);
(2) if a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the

Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;
(3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;
(4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;
(5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and
(6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.
The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 shall be fully applicable to the tax matters partner in its capacity as such.
C. Reimbursement. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm and/or law firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.
Section 10.4 ORGANIZATIONAL EXPENSES
The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.
Section 10.5 WITHHOLDING
Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. If a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate under the laws of the State of Illinois) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request to perfect or enforce the security interest created hereunder.
ARTICLE XI
TRANSFERS AND WITHDRAWALS
Section 11.1 TRANSFER
A. Definition. The term "transfer," when used in this Article XI with respect to a Partnership Interest or a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partnership Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article XI does not include any redemption or repurchase of Partnership Units by the Partnership from a Partner or acquisition of Partnership Units from a Limited Partner by the General Partner pursuant to Section 8.6 or otherwise. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.
B. General. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.
Section 11.2 TRANSFERS OF PARTNERSHIP INTERESTS OF GENERAL PARTNER
A. Except for transfers of Partnership Units to the Partnership as provided in Section 7.5 or Section 8.6, the General Partner may not transfer any of its Partnership Interest (including both its General Partnership Interest and its Limited Partnership Interest) except in connection with a transaction described in Section 11.2.B or as otherwise expressly permitted under this Agreement, nor shall the General Partner withdraw as the General Partner except in connection with a transaction described in Section 11.2.B. The General Partner may not transfer any of its Partnership Interests or withdraw as the General Partner except (i) in connection with a transaction described in Section 11.2.B, (ii) as set forth in Section 8.3 or Section 8.6 or (iii) as otherwise set forth in this Agreement.
B. The General Partner shall not engage in any merger (including a triangular merger), consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of outstanding Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of "Conversion Factor") ("Termination Transaction"), unless the Termination Transaction has been approved by the Consent of the Partners holding at least a majority of the then outstanding Partnership Units (including any Partnership Units held by the General Partner) and in connection with which all Limited Partners either will receive, or will have the right to elect to receive, for each Partnership Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor multiplied by the greatest amount of cash, securities or other property paid to a holder of Shares corresponding to such Partnership Unit in consideration of one such Share at any time during the period from and after the date on which the Termination Transaction is consummated; provided that, if, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding Shares, each holder of Partnership Units shall receive, or shall have the right to elect to receive without any right of Consent set forth above in this subsection B, the greatest amount of cash, securities, or other property which such holder would have received had it exercised the Redemption Right and received Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.

Section 11.3 LIMITED PARTNERS' RIGHTS TO TRANSFER
A. General. Subject to the provisions of Sections 11.3.C, 11.3.D, 11.3.E, 11.4 and 11.6, a Limited Partner (other than the General Partner) may transfer with or without the consent of the General Partner, all or any portion of its Partnership Interest, or any of such Limited Partner's rights as a Limited Partner, provided that prior written notice of such proposed transfer is delivered to the General Partner. Notwithstanding the foregoing, any Limited Partner may, at any time, without the consent of the General Partner, (i) transfer all or any portion of its Partnership Interest to the General Partner, (ii) transfer all or any portion of its Partnership Interest to an Affiliate, another original Limited Partner or to an Immediate Family member, subject to the provisions of Section 11.6, (iii) transfer all or any portion of its Partnership Interest to a trust for the benefit of a charitable beneficiary or to a charitable foundation, subject to the provisions of Section 11.6, and (iv) subject to the provisions of Section 11.6, pledge (a "Pledge") all or any portion of its Partnership Interest to a lending institution, which is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, and transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension or credit. Each Limited Partner or Assignee (resulting from a transfer made pursuant to clauses (i) - (iv) of the proviso of the preceding sentence) shall have the right to transfer all or any portion of its Partnership Interest, subject to the provisions of Section 11.6 and the satisfaction of each of the following conditions (in addition to the right of each such Limited Partner or Assignee to continue to make any such transfer permitted by clauses (i) - (iv) of such proviso without satisfying either of the following conditions):
(a) GENERAL PARTNER RIGHT OF FIRST REFUSAL. The transferring Partner shall give written notice of the proposed transfer to the General Partner, which notice shall state (i) the identity of the proposed transferee, and (ii) the amount and type of consideration proposed to be received for the transferred Partnership Units. The General Partner shall have ten (10) days upon which to give the transferring Partner notice of its election to acquire the Partnership Units on the proposed terms. If it so elects, it shall purchase the Partnership Units on such terms within ten (10) days after giving notice of such election. If it does not so elect, the transferring Partner may transfer such Partnership Units to a third party, on economic terms no more favorable to the transferee than the proposed terms, subject to the other condition of this Section 11.3.
(b) QUALIFIED TRANSFEREE. Any transfer of a Partnership Interest shall be made only to Qualified Transferees.
It is a condition to any transfer otherwise permitted hereunder (excluding Pledges of a Partnership Interest, but including any transfer of the pledged Partnership Interest, whether to the secured party or otherwise, pursuant to the secured party's exercise of its remedies under such Pledge or the related loan or extension of credit) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its reasonable discretion. Notwithstanding the foregoing, any transferee of any transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Declaration of Trust. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substitute Limited Partner, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have rights hereunder, other than the rights of an Assignee as provided in Section 11.5.
B. Incapacitated Limited Partners. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.
C. No Transfers Violating Securities Laws. The General Partner may prohibit any transfer of Partnership Units by a Limited Partner unless it receives a written opinion of legal counsel (which opinion and counsel shall be reasonably satisfactory to the Partnership) to such Limited Partner that such transfer would not require filing of a registration statement under the Securities Act or would not otherwise violate any federal, or state securities laws or regulations applicable to the Partnership or the Partnership Unit or, at the option of the Partnership, an opinion of legal counsel to the Partnership to the same effect.
D. No Transfers Affecting Tax Status of Partnership. No transfer of Partnership Units by a Limited Partner (including a redemption or exchange pursuant to Section 8.6) may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes or would result in a termination of the Partnership for federal income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners other than the General Partner or any Subsidiary of either the General Partner or pursuant to a transaction expressly permitted under Section 7.11.B or Section 11.2), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or would subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code or (iii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.
E. No Transfers to Holders of Nonrecourse Liabilities. No Pledge or transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability unless (i) the General Partner is provided notice thereof and (ii) the lender enters into an arrangement with the Partnership and the General Partner to exchange or redeem for the Redemption Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.
Section 11.4 SUBSTITUTED LIMITED PARTNERS
A. Consent of General Partner. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in its place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be, given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner. The General Partner hereby grants its consent to the admission as a Substituted Limited Partner to any bona fide financial institution that loans money or otherwise extends credit to a holder of Units and thereafter becomes the owner of such Units pursuant to the exercise by such financial institution of its rights under a Pledge of such Units granted in connection with such loan or extension of credit.
B. Rights of Substituted Limited Partner. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be conditioned upon the transferee executing and delivering to the Partnership an acceptance of all the terms and conditions of this Agreement (including, without limitation, the provisions of Section 15.11) and such other documents or instruments as may be required to effect the admission.
C. Amendment of Exhibit A. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, Capital Account, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address, Capital Account and Percentage Interest and interest of the predecessor of such Substituted Limited Partner.
Section 11.5 ASSIGNEES
If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain, loss and Recapture Income attributable to the Partnership Units assigned to such transferee, and shall have the rights granted to the Limited Partners under Section 8.6, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted). If any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.
Section 11.6 GENERAL PROVISIONS
A. Withdrawal of Limited Partner. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this Article XI or pursuant to redemption of all of its Partnership Units under Section 8.6.
B. Termination of Status as Limited Partner. Any Limited Partner who shall transfer all of its Partnership Units in a transfer permitted pursuant to this Article XI or pursuant to redemption of all of its Partnership Units under Section 8.6 shall cease to be a Limited Partner.
C. Timing of Transfers. Transfers pursuant to this Article XI may only be made upon three business days prior notice, unless the General Partner otherwise agrees.
D. Allocations. If any Partnership Interest is transferred during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article XI or redeemed or transferred pursuant to Section 8.6, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly, or a monthly proration period, in which event Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be prorated based upon the applicable method selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions of Available Cash attributable to any Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.
E. Additional Restrictions. In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article XI, in no event may any transfer or assignment of a Partnership Interest by any Partner (including pursuant to Section 8.6) be made without the express consent of the General Partner, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law, (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if in the opinion of legal counsel to the Partnership such transfer would cause a termination of the Partnership for federal or state income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 7.11.B or Section 11.2); (v) if in the opinion of counsel to the Partnership, such transfer would cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 7.11.B or Section 11.2)7 (vi) if such transfer would cause the Partnership Interests of "benefit plan investors" to become "significant," as those terms are used in Section 7.9.E., or would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code); (vii) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.1-101t (viii) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (ix) if such transfer is effectuated through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or such transfer causes the Partnership to become a "publicly traded partnership," as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code (provided that this clause (ix) shall not be the basis for limiting or restricting in any manner the exercise of the Redemption Right under Section 8.6 unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a "publicly traded partnership" and, by reason thereof, taxable as a corporation); (x) if such transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; (xi) such transfer could adversely affect the ability of the General Partner to remain qualified as a REIT; or (xii) if in the opinion of legal counsel for the transferring Partner (which opinion and counsel shall be reasonably satisfactory to the Partnership) or legal counsel for the Partnership, such transfer would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or section 4981 of the Code.
F. Avoidance of "Publicly Traded Partnership" Status. The General Partner shall monitor the transfers of interests in the Partnership to determine (i) if such interests are being traded on an "established securities market" or a "secondary market (or the substantial equivalent thereof) n within the meaning of Section 7704 of the Code and (ii) whether additional transfers of interests would result in the Partnership being unable to qualify for at least one of the "safe harbors" set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof) n within the meaning of Section 7704 of the Code) (the "Safe Harbors"). The General Partner shall take all steps reasonably necessary or appropriate to prevent any trading of interests or any recognition by the Partnership of transfers made on such markets and, except as otherwise provided herein, to insure that at least one of the Safe Harbors is met, provided, however, that the foregoing shall not authorize the General Partner to limit or restrict in any manner the right of any holder of a Partnership Unit to exercise the Redemption Right in accordance with the terms of Section 8.6 unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a "publicly traded partnership" and, by reason thereof, taxable as a corporation.
ARTICLE XII
ADMISSION OF PARTNERS
Section 12.1 ADMISSION OF A SUCCESSOR GENERAL PARTNER
A successor to all of the General Partner's General Partnership Interest pursuant to Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to such successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.
Section 12.2 ADMISSION OF ADDITIONAL LIMITED PARTNERS
A. General. No Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent shall be given or withheld in the General Partner's sole and absolute discretion. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement, including without limitation, under Section 4.1, or who exercises an option to receive Partnership Units shall be admitted to the Partnership as an Additional Limited Partner only with the consent of the General Partner and only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 15.11 and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person's admission as an Additional Limited Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.
B. Allocations to Additional Limited Partners. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses, and each item thereof would be prorated based upon the applicable period selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.
Section 12.3 AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP
For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose exercise the power of attorney granted pursuant to Section 15.11 hereof.
ARTICLE XIII
DISSOLUTION AND LIQUIDATION
Section 13.1 DISSOLUTION
The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events"):
(i) the expiration of its term as provided in Section 2.4 hereof;
(ii) an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless (1) there is at least one other General Partner, in which case the remaining General Partner shall continue the business of the Partnership, or (2) within ninety (90) days after the withdrawal a "majority in interest" (as defined below) of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;
(iii) through December 31, 2048, an election to dissolve the Partnership made by the General Partner with the consent of Limited Partners who hold ninety percent (90%) of the outstanding Units held by Limited Partners (including Units held by the General Partner);
(iv) an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion after December 31, 2046;
(v) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

(vi) the sale of all or substantially all of the assets and properties of the Partnership for cash or for marketable securities; or
(vii) a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or at the time of the entry of such order or judgment a "majority in interest" (as defined below) of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.
As used herein, a "majority in interest" shall refer to Partners (excluding the General Partner) who hold more than fifty percent (50%) of the outstanding Percentage Interests not held by the General Partner.
Section 13.2 WINDING UP
A. General. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, if there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the "Liquidator") shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include equity or other securities of the General Partner or any other entity) shall be applied and distributed in the following orders:
(1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;
(2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General Partner;
(3) Third, to the payment and discharge of all of the Partnership's debts and liabilities to the Limited Partners; and
(4) The balance, if any, to the Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.
The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.
B. Deferred Liquidation. Notwithstanding the provisions of Section 13.2.A which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 13.3 COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS
Subject to Section 13.4, if the Partnership is "liquidated" within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g), distributions shall be made under this Article XIII to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-l(b)(2)(ii)(b)(2). If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XIII may be: (A) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (in which case the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.
Section 13.4 DEEMED DISTRIBUTION AND RECONTRIBUTION
Notwithstanding any other provision of this Article XIII, if the Partnership is deemed liquidated within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged and the Partnership's affairs shall not be wound up. Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts pursuant to Exhibit B, the Partnership shall be deemed to have distributed its assets in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such assets subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership assets in kind to the Partnership, which shall be deemed to have assumed and taken such assets subject to all such liabilities.
Section 13.5 RIGHTS OF LIMITED PARTNERS
Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise expressly provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions, or allocations.
Section 13.6 NOTICE OF DISSOLUTION
If a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner).
Section 13.7 CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP
Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.8 REASONABLE TIME FOR WINDING UP
A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2, to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.
Section 13.9 WAIVER OF PARTITION
Each Partner hereby waives any right to partition of the Partnership property.
Section 13.10 LIABILITY OF LIQUIDATOR
The Liquidator shall be indemnified and held harmless by the Partnership in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 7.7.
ARTICLE XIV
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS
Section 14.1 AMENDMENTS
A. General. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests. Following such proposal (except an amendment pursuant to Section 14.1.B), the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 14.1.B, 14.1.C or 14.1.D, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Partners holding a majority of the Percentage Interests of the Limited Partners (including Limited Partnership Interests held by the General Partner).
B. Amendments Not Requiring Limited Partner Approval. Notwithstanding Section 14.1.A or 14.1.C, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:
(1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;
(2) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement (which may be effected through the replacement of Exhibit A with an amended Exhibit A);
(3) to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Article IV;
(4) to reflect a change that does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions of this Agreement, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and
(5) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local agency or contained in federal, state or local law.

The General Partner shall notify the Limited Partners when any action under this Section 14.1.B is taken in the next regular communication to the Limited Partners.
C. Amendments Requiring Limited Partner Approval (Excluding General Partner). Notwithstanding Section 14.1.A, without the Consent of the Outside Limited Partners, the General Partner shall not amend Section 4.2.A, Section 5.1.E, Section 7.1.A (second sentence only), Section 7.5, Section 7.6, Section 7.8, Section 7.11.B, Section 11.2, Section 13.1 (other than Section 13.1(iii) which can be amended only with a Consent of 90% of the Partnership Units (including Partnership Units held by the General Partner), the last sentence of Section 11.4 (provided that no such amendment shall in any event adversely affect the rights of any lender who made a loan or who extended credit and received in connection therewith a Pledge of Units prior to the date such amendment is adopted unless, and only to the extent such lender consents thereto, this Section 14.1.C or Section 14.2.
D. Other Amendments Requiring Certain Limited Partner Approval. Notwithstanding anything in this Section 14.1 to the contrary, this Agreement shall not be amended with respect to any Partner adversely affected without the Consent of such Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest, (ii) modify the limited liability of a Limited Partner, (iii) amend Section 7.11.A, (iv) amend Article V or Article VI (except as permitted pursuant to Sections 4.2, 5.1.E, 5.4, 6.2 and 14.1(B)(3)), (v) amend Section 8.6 or any defined terms set forth in Article I that relate to the Redemption Right (except as permitted in Section 8.6.E), or (vi) amend this Section 14.1.D. Moreover, this Agreement may be amended by the General Partner to provide that certain Limited Partners have the obligation, upon liquidation of their interests in the Partnership (within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g)), to restore to the Partnership the amounts of their negative Capital Account balances, if any, for the benefit of creditors of the Partnership or Partners with positive Capital Account balances or both, together with any necessary corresponding amendments (including corresponding amendments to Sections 6.1.A, 6.1.B and Exhibit C), with the consent of only such Limited Partners and of any other Limited Partners already subject to such a restoration obligation whose restoration obligation may be affected by such amendment. This Section 14.1.D does not require unanimous consent of all Partners adversely affected unless the amendment is to be effective against all Partners adversely affected.
Section 14.2 MEETINGS OF THE PARTNERS
A. General. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1.A. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held by Limited Partners (including Limited Partnership Interests held by the General Partner) shall control.
B. Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.
C. Proxy. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice thereof.

D. Conduct of Meeting. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deem appropriate.
ARTICLE XV
GENERAL PROVISIONS
Section 15.1 ADDRESSES AND NOTICE
Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A or such other address as the Partners shall notify the General Partner in writing.
Section 15.2 TITLES AND CAPTIONS
All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles", "Sections" and "Exhibits" are to Articles, Sections and Exhibits of this Agreement.
Section 15.3 PRONOUNS AND PLURALS
Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
Section 15.4 FURTHER ACTION
The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
Section 15.5 BINDING EFFECT
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 15.6 CREDITORS
Other than as expressly set forth herein with regard to any Indemnitee, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.
Section 15.7 WAIVER
No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
Section 15.8 COUNTERPARTS
This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9 APPLICABLE LAW
This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
Section 15.10 INVALIDITY OF PROVISIONS
If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
Section 15.11 POWER OF ATTORNEY
A. General. Each Limited Partner and each Assignee who accepts Partnership Units (or any rights, benefits or privileges associated therewith) is deemed to irrevocably constitute and appoint the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:
(1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property, (b) all instruments that the General Partner or any Liquidator deem appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms, (c) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation, (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, XII or XIII hereof or the Capital Contribution of any Partner and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and
(2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.
Nothing contained in this Section 15.11 shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.
B. Irrevocable Nature. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner or any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the

General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.
Section 15.12 ENTIRE AGREEMENT
This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any prior written oral understandings or agreements among them with respect thereto.
Section 15.13 NO RIGHTS AS SHAREHOLDERS
Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as partners or shareholders of any of the General Partner, including, without limitation, any right to receive dividends or other distributions made to shareholders of the General Partner or partners of the other General Partner or to vote or to consent or receive notice as (i) shareholders in respect to any meeting of shareholders for the election of trustees of the General Partner or partners of the other General Partner or any other matter or (ii) partners in respect to any meeting of partners of the other General Partner or any other matter.
Section 15.14 LIMITATION TO PRESERVE REIT STATUS
To the extent that any amount paid or credited to the General Partner or any of their officers, directors, trustees, employees or agents pursuant to Section 7.4 or Section 7.7 would constitute gross income to the General Partner for purposes of Section 856(c)(2) or 856(c)(3) of the Code (a "General Partner Payment") then, notwithstanding any other provision of this Agreement, the amount of such General Partner Payment for any fiscal year shall not exceed the lesser of:
(i) an amount equal to the excess, if any, of (a) 4.20% of the General Partner's total gross income (but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections (A) though (H) of Section 856(c)(2) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the General Partner from sources other than those described in subsections (A) through (H) of Section 856(c)(2) of the Code (but not including the amount of any General Partner Payments); or
(ii) an amount equal to the excess, if any of (a) 25% of the General Partner's total gross income (but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections (A) through (I) of Section 856(c)(3) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code) derived by the General Partner from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code (but not including the amount of any General Partner Payments); provided, however, that General Partner Payments in excess of the amounts set forth in subparagraphs (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the General Partner's ability to qualify as a REIT. To the extent General Partner Payments may not be made in a year due to the foregoing limitations, such General Partner Payments shall carry over and be treated as arising in the following year, provided, however, that such amounts shall not carry over for more than five years, and if not paid within such five year period, shall expire, provided further, that (i) as General Partner Payments are made, such payments shall be applied first to carry over amounts outstanding, if any, and (ii) with respect to carry over amounts for more than one Partnership Year, such payments shall be applied to the earliest Partnership Year first.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

General Partner:

LaSalle Hotel Properties

By: /s/ JON E. BORTZ
Name: Jon E. Bortz
Title: President

LIMITED PARTNERS:

** By: LaSalle Hotel Properties, as Attorney-in-Fact for the Limited Partners

By: /s/ JON E. BORTZ
Name: Jon E. Bortz
Title: President

___**__ LaSalle Plaza Park Limited Partnership
___**__ LaSalle Seaview L.P.
___**__ LaSalle LRP Bloomington Limited Partnership
___**__ LaSalle LRP Dallas Hotel Limited Partnership
___**__ LaSalle LRP New Orleans Hotel Limited Partnership
___**__ LaSalle LRP Key West Hotel Investors Limited Partnership
___**__ LaSalle Le Montrose Limited Partnership
___**__ LaSalle Sabal Plaza Limited Partnership
___**__ LaSalle Omaha Hotel Investors Limited Partnership
___**__ SRP Seaview, L.P.
___**__ RAD Bloom, L.P.
___**__ Dallas Mer Hotel, L.P.
___**__ New Orleans Hospitality, L.P.
___**__ Key West Property, L.P.
___**__ NEB Hotel, L.P.
___**__ Crosstown Asset Corp. I
___**__ Outrigger Lodging Services
___**__ Radisson Group, Inc,
___**__ Beachside Hospitality, Inc.

EXHIBIT A
PARTNERS AND PARTNERSHIP INTERESTS
[to be attached]

EXHIBIT B
CAPITAL ACCOUNT MAINTENANCE
1.    Capital Accounts of the Partners
A.The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1 of the Agreement and Exhibit C thereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1 of the Agreement and Exhibit C thereof.
B.For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) (1) of the Code shall be included in taxable income or loss), with the following adjustments:
(1)Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m)(4).
(2)The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.
(3)Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.
(4)In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.
(5)In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.
(6)Any items specially allocated under Section 2 of Exhibit C hereof shall not be taken into account.

C.Generally, a transferee (including any Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor, provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties shall be deemed, solely for federal income tax purposes, to have been distributed in liquidation of the Partnership to the holders of the Partnership units (including the transferee) and recontributed by such Persons in reconstitution of the Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 1.D(2) hereof. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Exhibit B.
D.(1)    Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(0, and as provided in Section 1.D(2), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to section 6.1 of the Agreement.
(2)Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided however that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.
(3)In accordance with Regulations Section 1.704- 1(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.
(4)In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article XIII of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Partnership in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties.
E.    The provisions of the Agreement (including this Exhibit B and the other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification without regard to Article XIV of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article XIII of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

2.No Interest
No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.
3.No Withdrawal
No Partner shall be entitled to withdraw any part of its Capital Contribution or Capital Account or to receive any distribution from the Partnership, except as provided in Articles IV, V, VII and XIII of the Agreement.

EXHIBIT C
SPECIAL ALLOCATION RULES
1.    Special Allocation Rules.
Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:
A.Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(0(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of this Agreement with respect to such Partnership Year and without regard to any decrease in Partner Minimum Gain during such Partnership Year.
B.Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i) (5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i) (5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to the General Partner and each Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i) (4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such Partnership Year, other than allocations pursuant to Section 1.A hereof.
C.Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.7041(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof with respect to such Partnership Year, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 1.0 is intended to constitute a "qualified income offset" under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
D..Gross Income Allocation. In the event that any Partner has an Adjusted Capital Account Deficit at the end of any Partnership Year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Partnership Year), each such Partner shall be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the

Partnership Year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit.
E.Nonrecourse Deductions. Nonrecourse Deductions for any Partnership Year shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Partnership Year to the numerically closest ratio which would satisfy such requirements.
F.Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).
G.Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.
2.    Allocations for Tax Purposes
A.    Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.
B.    In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:
(b) (1)In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution (taking into account Section 2.0 of this Exhibit C); and
(c) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.
(d) (2)In the case of an Adjusted Property, such items shall

(i)
first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B;

(ii)	second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B(1) of this Exhibit C; and

(e) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.
(3)    all other items of income, gain, loss and deduction shall be allocated among the Partners the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.
C.    To the extent Regulations promulgated pursuant to Section 704(c) of the Code permit a Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall, subject to the following, have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners. With respect to the Contributed Property transferred to the Partnership in connection with the Consolidation, the Partnership shall elect to use the "traditional method" set forth in Treasury Regulation Section 1.704-3(b).

EXHIBIT D
NOTICE OF REDEMPTION

The undersigned hereby irrevocably (i) redeems _______________ Partnership Units in LaSalle Hotel Operating Partnership, L.P. in accordance with the terms of the Agreement of Limited Partnership of LaSalle Hotel Operating Partnership, L.P., as amended, and the Redemption Right referred to therein, (ii) surrenders such Partnership Units and all right, title and interest therein and (iii) directs that the Cash Amount or Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if Shares are to be delivered, such Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Partnership Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Partnership Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.

Dated:                        Name of Limited Partner:

(Signature of Limited Partner)

(Street Address)

Signature Guaranteed by:

IF SHARES ARE TO BE ISSUED, ISSUE TO:

Name:

Please insert social security or identifying number:

EXHIBIT E
VALUE OF CONTRIBUTED PROPERTY
[to be attached]